Exhibit 99.1

System1 Announces First Quarter 2024 Financial Results

All Key Financial Results Above the High-End of Guidance Range

•Revenue Decreased $11.2 Million Over Prior Quarter to $84.9 Million
•Gross Profit Decreased 25% Over Prior Quarter to $18.6 Million
•Adjusted Gross Profit Decreased 17% Over Prior Quarter to $31.2 Million
•GAAP Net Loss Decreased 46% Over Prior Quarter to $14 Million
•Adjusted EBITDA Decreased $9.6 million Over Prior Quarter to $0.4 Million
•Company Provides Second Quarter Guidance of: $88 Million to $90 Million of Revenue and $5 Million to $7 Million of Adjusted EBITDA

LOS ANGELES, CA – May 9, 2024 – System1, Inc. (NYSE: SST) (“System1” or the “Company”), an omnichannel customer acquisition marketing platform, announced its financial results for the first quarter of 2024.

“We are pleased to report a strong start to the year, with our headline Q1 results exceeding the top end of our guidance ranges for Revenue, Adjusted Gross Profit and Adjusted EBITDA. We had a strong quarter of execution across our core initiatives and I am pleased we were able to deliver these results,” commented Michael Blend, System1’s Co-Founder & Chief Executive Officer. “Looking towards the remainder of 2024, we continue to remain optimistic around increased advertiser demand, and we are confident the investments in our RAMP platform leave System1 well positioned to take advantage of these trends.”

Tridivesh Kidambi, Chief Financial Officer of System1, commented, “We delivered first quarter financial results that exceeded our guidance, which was the result of some better-than-expected trends at the end of the quarter. We currently are expecting the favorable trends to continue and coupled with our cost reductions in the second half of last year, we expect to deliver year-over-year improvement in net loss and growth in Adjusted EBITDA for the remainder of the year. We significantly deleveraged last quarter, and we will continue to aggressively take advantage of opportunities to increase equity value going forward, while continuing to reduce our overall leverage.”

Note: Adjusted Gross Profit and Adjusted EBITDA are non-GAAP metrics that are defined and reconciled at the end of this release.

First Quarter 2024

•Successfully completed a modified “Dutch auction” tender offer in January of 2024, repurchasing $63.7 million of term debt for a purchase price of $40.9 million, exclusive of fees and expenses. This brought the total debt repaid between November 2023 and January 2024 to $155 million.
•Significant enhancements to RAMP released throughout the quarter focused on automation, with more than 90% of Owned & Operated customer acquisition advertising decisions now automated.
•Released several improvements to RAMP Partner Portal, including enhanced reporting and self-serve functionality for Network Partners.

Exhibit 99.1

Second Quarter 2024 Guidance

The Company expects for the second quarter of 2024:
•Revenue between $88 million and $90 million.
•Gross Profit between $20 million and $22 million.
•Adjusted Gross Profit between $33 million and $35 million.
•Adjusted EBITDA between $5 million and $7 million.

In reliance on the unreasonable efforts exception for forward-looking information provided under Regulation S-K, the Company is not reasonably able to provide a quantitative reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measures without unreasonable effort due to uncertainties regarding purchase accounting, stock-based compensation, taxes and other potential adjustments. The difference between Gross Profit and Adjusted Gross Profit is primarily depreciation and amortization related to the cost of revenues, which are estimated to be approximately $13 million. The variability of these items could have an unpredictable, and potentially significant, impact on the Company’s future GAAP financial results. For the first quarter of 2024, the Company expects interest expense in the range of $7.0 million to $7.5 million, depreciation and amortization expense in the range of $20 million to $21 million, and acquisition and restructuring costs to be in the range of $2.0 million to $2.5 million.

The Company’s achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in its filings with the U.S. Securities and Exchange Commission. The outlook does not take into account the impact of any unanticipated developments in the business or changes in the operating environment.

About System1, Inc.

System1 combines best-in-class technology & data science to operate its advanced Responsive Acquisition Marketing Platform (RAMP). System1’s RAMP is omnichannel and omnivertical, and built for a privacy-centric world. RAMP enables the building of powerful brands across multiple consumer verticals, the development & growth of a suite of privacy-focused products, and the delivery of high-intent customers to advertising partners. For more information, visit www.system1.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” “within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, particularly any statements or materials regarding System1’s future results. Forward-looking statements include, but are not limited to, statements regarding System1 or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause System1’s actual financial results or operating performance to be materially different from those expressed or implied by these forward-looking statements. Readers or users of this press release should evaluate the risk factors summarized below, which summary list is not exclusive. Readers or users of this press release should also carefully review the “Risk Factors” and other information included in our registration statements on Form S-4 (including the related proxy statement/prospectus) with respect to the Business Combination with Trebia Acquisition Corp. each filed with the Securities and Exchange Commission (the “SEC”), as well as System1’s Form 10-K, Form 10-Q/As, Form 8-K and other reports filed with the SEC from time to time. Please

Exhibit 99.1

refer to these SEC filings for additional information regarding the risks and other factors that may impact System1’s business, prospects, financial results and operating performance following completion of the Business Combination.

Such risks, uncertainties and assumptions include, but are not limited to: (1) our ability to maintain our key relationships with network partners and advertisers, including our monetization arrangements; (2) our ability to collect, process, effectively utilize and safely store the first party data that we obtain through our services; (3) The performance of our responsive acquisition marketing platform, or RAMP; (4) changes in customer demand for our services and our ability to incorporate to such changes; (5) our ability to maintain and attract consumers and advertisers in the face of changing economic or competitive conditions; (6) our ability to improve and maintain adequate internal control over financial reporting and remediate identified material weaknesses; (7) our ability to successfully source and complete acquisitions and to integrate the operations of companies System1 acquires; (8) our ability to raise financing in the future as and when needed or on market terms; (9) our ability to compete with existing competitors and the entry of new competitors in the market; (10) changes in applicable laws or regulations impacting the business which we operate and our ability to maintain compliance with the various laws that our business and operations are subject to; and (11) our ability to protect our intellectual property rights. The foregoing list of factors is not exclusive.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from any forward-looking statements contained in this press release. System1’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the forward-looking statements for the purpose of their inclusion in this press release, and accordingly, do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this press release. System1 will not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that such trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Non-GAAP Measures: Adjusted Gross Profit and Adjusted EBITDA

Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures and represent key metrics used by System1’s management and board of directors to measure the operational strength and performance of its business, to establish budgets, and to develop operational goals for managing its business. Adjusted Gross Profit (Loss) is defined as gross profit plus depreciation and amortization related to cost of revenues. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock-based compensation expenses, deferred compensation, management fees, minority interest expense, restructuring charges, impairment and certain discrete items impacting a particular segment’s results in a particular period.

System1 believes Adjusted Gross Profit and Adjusted EBITDA are relevant and useful metrics for investors because it allows investors to view performance in a manner similar to the method used by management. There are limitations on the use of Adjusted Gross Profit and Adjusted EBITDA and it may not be comparable to similarly titled measures of other companies. Other companies, including companies in System1’s industry, may calculate non-GAAP financial measures differently than System1 does, limiting the usefulness of those measures for comparative purposes.

Adjusted Gross Profit should not be considered a substitute for revenue. Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to System1 on a consolidated basis that System1 reports in accordance with GAAP. Although System1 uses Adjusted Gross Profit and Adjusted EBITDA as financial measures to assess the performance of its business, such use is limited because it does not include certain costs necessary to operate System1’s business. System1’s presentation of Adjusted Gross Profit and Adjusted EBITDA should not be construed as indications that its future results will be unaffected by unusual or nonrecurring items.

Exhibit 99.1

Unaudited Condensed Statements of Operations
(In thousands)

	Three Months Ended March 31,
	2024	2023
Revenue	$84,917	$121,118
Operating expenses:
Cost of revenue (excluding depreciation and amortization)	53,698	82,953
Salaries and benefits	24,483	28,147
Selling, general, and administrative	12,728	14,855
Depreciation and amortization	19,804	19,392
Impairment of goodwill	—	—
Total operating expenses	110,713	145,347
Operating loss	(25,796)	(24,229)
Other expense (income):
Interest expense, net	7,970	11,402
Gain from debt extinguishment	(19,676)	—
Change in fair value of warrant liabilities	(251)	(1,409)
Total other (income) expense, net	(11,957)	9,993
Loss before income tax	(13,839)	(34,222)
Income tax benefit	(48)	(3,829)
Net loss from continuing operations	(13,791)	(30,393)
Net loss from discontinued operations, net of tax	—	(12,533)
Net loss	(13,791)	(42,926)
Less: Net loss from continuing operations attributable to non-controlling interest	(3,254)	(6,757)
Less: Net loss from discontinued operations attributable to non-controlling interest	—	(2,367)
Net loss attributable to System1, Inc.	$(10,537)	$(33,802)

Exhibit 99.1

Unaudited Condensed Balance Sheets
(In thousands, except for par values)

	March 31, 2024	December 31, 2023
ASSETS

Current assets:
Cash and cash equivalents	$69,920	$135,343
Restricted cash, current	7,231	3,813
Accounts receivable, net	52,735	56,093
Prepaid expenses and other current assets	9,791	6,754
Total current assets	139,677	202,003
Restricted cash, non-current	533	4,294
Property and equipment, net	2,836	3,084
Internal-use software development costs, net	12,545	11,425
Intangible assets, net	278,336	297,001
Goodwill	82,407	82,407
Operating lease right-of-use assets	4,241	4,732
Other non-current assets	484	524
Total assets	521,059	605,470
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	7,055	9,499
Accrued expenses and other current liabilities	52,351	59,314
Operating lease liabilities, current	2,375	2,333
Debt, net	16,190	15,271
Total current liabilities	77,971	86,417
Operating lease liabilities, non-current	2,938	3,582
Long-term debt, net	268,597	334,232
Warrant liability	2,438	2,688
Deferred tax liability	7,649	8,307
Other liabilities	1,061	929
Total liabilities	360,654	436,155
Commitments and contingencies (Note 7)
Stockholders' equity:
Class A common stock - $0.0001 par value; 500,000 shares authorized, 68,632 and 65,855 Class A shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	7	7
Class C common stock - $0.0001 par value; 25,000 shares authorized, 21,204 and 21,513 Class C shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	850,202	843,112
Accumulated deficit	(718,199)	(707,662)
Accumulated other comprehensive loss	(271)	(181)
Total stockholders' equity attributable to System1, Inc.	131,741	135,278
Non-controlling interest	28,664	34,037
Total stockholders' equity	160,405	169,315
Total liabilities and stockholders' equity	$521,059	$605,470

Exhibit 99.1

The following table reconciles net loss to Adjusted EBITDA for the periods presented ($ in millions).

	Three Months Ended March 31,
	2024	2023
Net loss from continuing operations	$(13.8)	$(30.4)
Plus:
Income tax benefit	—	$(3.8)
Interest expense	8.0	$11.4
Depreciation and amortization	19.8	$19.4
Other expense	(0.1)	$—
Stock-based compensation & distributions to members	4.0	$(0.1)
Impairment of goodwill	—	$5.8
Loss on extinguishment of related-party debt	(19.7)	$(1.4)
Non-cash revaluation of warrant liability	(0.3)	$—
Acquisition and restructuring costs	2.5	$4.2
Adjusted EBITDA	$0.4	$5.1

Exhibit 99.1

The following table reconciles Revenue to Gross Profit and Adjusted Gross Profit for the periods presented ($ in millions).

	Three Months Ended March 31,
	2024	2023
Revenue	$84.9	$121.1
Less: Cost of revenue (excluding depreciation and amortization)	(53.7)	(83.0)
Less: Depreciation and amortization related to cost of revenue	(12.6)	(12.4)
Gross Profit	18.6	25.8
Add: Depreciation and amortization related to cost of revenue	12.6	12.4
Adjusted Gross Profit	$31.2	$38.2

Investors:
Brett Milotte
ICR, Inc.
Brett.Milotte@icrinc.com